As filed with the Securities and Exchange Commission on March 18, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pandora Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	94-3352630
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2101 Webster Street, Suite 1650

Oakland, CA 94612

(Address of Principal Executive Offices)

2011 Equity Incentive Plan

(Full title of the plan)

Joseph Kennedy

Chief Executive Officer and President

Pandora Media, Inc.

2101 Webster Street, Suite 1650

Telephone: (510) 451-4100

(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.0001 per share
- 2011 Equity Incentive Plan	5,175,182 (2)	$13.61 (3)	$70,434,227.02	$9,607.23
Total	5,175,182		$70,434,227.02	$9,607.23

(1)	In the event of a stock split, stock dividend or similar transaction involving the Registrant’s common stock, $0.0001 par value per share (“Common Stock”), the number of shares registered hereby shall automatically be adjusted in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Represents an annual increase to the number of shares of the Registrant’s common stock reserved for issuance under the 2011 Equity Incentive Plan (the “Plan”).
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act. The Proposed Maximum Offering Price Per Share is the average of the high and low prices of our Common Stock as reported on the New York Stock Exchange on March 12, 2013 (rounded up to the nearest cent).

PART I

INCORPORATION BY REFERENCE OF CONTENTS OF

REGISTRATION STATEMENT ON FORM S-8

This Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Registrant on Form S-8 relating to the same employee benefit plan is effective. The Registrant previously registered shares of its common stock for issuance under the 2011 Equity Incentive Plan (the “Plan”) under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on July 6, 2011 (File No. 333-175378), and registered additional shares of its common stock for issuance under such Plan under a Registration Statement on Form S-8 filed with the SEC on June 19, 2012 (File No. 333-182212). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed with the Commission pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference herein:

(a)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 31, 2013 filed with the SEC on March 18, 2013;

(b)	The Registrant’s Current Reports on Form 8-K filed with the SEC on February 4, 2013 and March 7, 2013; and

(c)	The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 001-35198), filed by the Registrant with the Commission under Section 12(b) of the Exchange Act on June 8, 2011, including any amendments or reports filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current Items 2.02 or 7.01 of Form 8-K that is not deemed filed under such provisions. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 8.	EXHIBITS

		Incorporated by Reference
Exhibit Number	Description	Form	File No.	Filing Date	Exhibit	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation	S-1/A	333-172215	April 1, 2011	3.1

4.2	Amended and Restated Bylaws	S-1/A	333-172215	April 1, 2011	3.2

5.1	Opinion of Davis Polk & Wardwell LLP					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this registration statement)					X

99.1	2011 Equity Incentive Plan	S-1/A	333-172215	May 25, 2011	10.1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on this 18th day of March 2013.

Pandora Media, Inc.

By:	/s/ Joseph Kennedy
Name: Joseph Kennedy
Title: Chief Executive Officer, President and Chairman of the Board

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, constitutes and appoints Joseph Kennedy, Michael Herring and Delida Costin and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, to do any and all acts and things and execute, in the name of the undersigned, any and all instruments which said attorneys-in-fact and agents may deem necessary or advisable in order to enable Pandora Media, Inc. to comply with the Securities Act of 1933 and any requirements of the Securities and Exchange Commission in respect thereof, in connection with the filing with the Securities and Exchange Commission of the registration statement on Form S-8 under the Securities Act of 1933, including specifically but without limitation, power and authority to sign the name of the undersigned to such registration statement, and any amendments to such registration statement (including post-effective amendments), and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices or other documents necessary or advisable to comply with applicable state securities laws, and to file the same, together with other documents in connection therewith with the appropriate state securities authorities, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Joseph Kennedy Joseph Kennedy	Chief Executive Officer, President and Chairman of the Board (Principal Executive Officer)	March 18, 2013

/s/ Michael Herring Michael Herring	Chief Financial Officer (Principal Financial and Accounting Officer)	March 18, 2013

/s/ Peter Chernin Peter Chernin	Director	March 18, 2013

/s/ James M. P. Feuille James M. P. Feuille	Director	March 18, 2013

/s/ Peter Gotcher Peter Gotcher	Director	March 18, 2013

/s/ Robert Kavner Robert Kavner	Director	March 18, 2013

/s/ Barry McCarthy Barry McCarthy	Director	March 18, 2013

/s/ David Sze David Sze	Director	March 18, 2013

/s/ Tim Westergren Tim Westergren	Director	March 18, 2013

INDEX TO EXHIBITS

Exhibit Number	Description		Incorporated by Reference
		Form	File No.	Filing Date	Exhibit	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation	S-1/A	333-172215	April 1, 2011	3.1

4.2	Amended and Restated Bylaws	S-1/A	333-172215	April 1, 2011	3.2

5.1	Opinion of Davis Polk & Wardwell LLP					X

23.1	Consent of Independent Registered Public Accounting Firm					X

23.2	Consent of Davis Polk & Wardwell LLP (contained in Exhibit 5.1)					X

24.1	Power of Attorney (included on the signature page of this registration statement)					X

99.1	2011 Equity Incentive Plan	S-1/A	333-172215	May 25, 2011	10.1